UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 9, 2010

Date of Earliest Event Reported: March 3, 2010

BOISE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33541	20-8356960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 200

Boise, ID 83702-5388

(Address of principal executive offices) (Zip Code)

(208) 384-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Directors.

On March 3, 2010, Boise Cascade Holdings, L.L.C. (Boise Cascade) sold all of its remaining shares of Boise Inc. common stock. Prior to this sale, Boise Cascade’s Boise Board Representatives, as that term is defined in the Investor Rights Agreement dated February 22, 2008 (the Agreement), among Boise Inc., Boise Cascade (as successor by assignment to Boise Cascade, L.L.C.), and certain individuals referred to in the Agreement as the Aldabra Shareholders, were Stanley R. Bell and W. Thomas Stephens. Following the sale, Boise Cascade no longer has the ability to designate any Boise Board Representatives to our board. Accordingly, Mr. Bell will resign from our board effective April 29, 2010, the date of our 2010 annual shareholders’ meeting. Mr. Stephens, who was to stand for reelection to our board at this year’s annual shareholders’ meeting, will not stand for reelection. The departure of Messrs. Bell and Stephens from our board is not due to a disagreement with us on any matter relating to our operations, policies, or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE INC.

By	/s/ KAREN E. GOWLAND
Karen E. Gowland Vice President, General Counsel and Corporate Secretary

Date: March 9, 2010